EXHIBIT 99.3

Letter to Beneficial Holders Regarding

Offer to Exchange 7¾% Senior Notes Due 2016, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All Outstanding 7¾% Senior Notes Due 2016

Offer to Exchange 8% Senior Notes Due 2018, Which Have Been
Registered Under the Securities Act of 1933, as Amended, for Any
and All Outstanding 8% Senior Notes Due 2018
of

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.

Pursuant to the Prospectus dated _____, 201

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

________, 2011

To Our Clients:

Enclosed for your consideration is a Prospectus dated ______, 201  (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), and Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Company”), to exchange (i) $200,000,000 in aggregate principal amount of the Company’s 7¾% senior exchange notes due 2016 (the “2016 Exchange Notes”), for any and all of the Company’s issued and outstanding 7¾% senior notes due 2016 (the “2016 Existing Notes”) and (ii) $300,000,000 in aggregate principal amount of the Company’s 8% senior exchange notes due 2018 (the “2018 Exchange Notes”), for any and all of the Company’s issued and outstanding 8% senior notes due 2018 (the “2018 Existing Notes”), upon the terms and conditions set forth in the Prospectus. The term “Exchange Notes” refers collectively to the 2016 Exchange Notes and the 2018 Exchange Notes and the term “Existing Notes” refers collectively to the 2016 Existing Notes and the 2018 Existing Notes that were issued on November 12, 2010.  The Existing Notes do, and the Exchange Notes will, constitute the same series of securities as our outstanding aggregate principal amount of $850,000,000 7¾% Senior Notes due 2016 and $1,150,000,000 8% Senior Notes due 2018 issued on January 15, 2010 for purposes of the indenture governing the notes, and will vote together on all matters with such series. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer.  Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name.  A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions.  Therefore, the Company urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Existing Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.  We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Existing Notes on your behalf in accordance with the provisions of the Exchange Offer.  The Exchange Offer will expire at 5:00 p.m., New York City Time, on _______, 2011.  Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form(s) that appear below.  Please note that there are separate instruction forms for each of the 2016 Existing Notes and the 2018 Existing Notes.  The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 7¾% SENIOR NOTES DUE 2016
OF ICAHN ENTERPRISES L.P. AND
ICAHN ENTERPRISES FINANCE CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of 2016 Existing Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the 2016 Existing Notes held by you for the account of the undersigned is (fill in amount):

$ _______ of the 2016 Existing Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following 2016 Existing Notes held by you for the account of the undersigned (insert principal amount of 2016 Existing Notes to be tendered, if any):

$ _______ of the 2016 Existing Notes.

☐	NOT to TENDER any 2016 Existing Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the 2016 Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the 2016 Existing Notes, including, but not limited to, the representations that (i) the undersigned’s principal residence is in the state of (fill in state) ________, (ii) the undersigned is acquiring the 2016 Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not engaged in, and does not intend to engage in, a distribution of the 2016 Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of 2016 Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the 2016 Exchange Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the 2016 Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (see the section of the Prospectus entitled “The Exchange Offer—Resale of  Exchange Notes”), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of 2016 Exchange Notes obtained by the undersigned in exchange for the 2016 Existing Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor of the  2016 Exchange Notes, and (vii) if the undersigned is a broker-dealer that will receive 2016 Exchange Notes for its own account in exchange for 2016 Existing Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such  2016 Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of 2016 Existing Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “qualified institutional buyer” (as defined in Rule 144A under the Securities Act)

☐	An institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the 2016 Existing Notes outside the United States in accordance with Rule 904 under the Securities Act

☐	Other (describe)

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF 8% SENIOR NOTES DUE 2018
OF ICAHN ENTERPRISES L.P. AND
ICAHN ENTERPRISES FINANCE CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of 2018 Existing Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the 2018 Existing Notes held by you for the account of the undersigned is (fill in amount):

$ _______ of the 2018 Existing Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following 2018 Existing Notes held by you for the account of the undersigned (insert principal amount of 2018 Existing Notes to be tendered, if any):

$ _______ of the 2018 Existing Notes.

☐	NOT to TENDER any 2018 Existing Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the 2018 Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the 2018 Existing Notes, including, but not limited, to the representations that (i) the undersigned’s principal residence is in the state of (fill in state) ________, (ii) the undersigned is acquiring the 2018 Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not engaged in, and does not intend to engage in, a distribution of the 2018 Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of 2018 Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the 2018 Exchange Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the 2018 Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (see the section of the Prospectus entitled “The Exchange Offer—Resale of Exchange Notes”), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of 2018 Exchange Notes obtained by the undersigned in exchange for the 2018 Existing Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any guarantor of the 2018 Exchange Notes, and (vii) if the undersigned is a broker-dealer that will receive 2018 Exchange Notes for its own account in exchange for 2018 Existing Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such 2018 Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of 2018 Existing Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “qualified institutional buyer” (as defined in Rule 144A under the Securities Act)

☐	An institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the 2018 Existing Notes outside the United States in accordance with Rule 904 under the Securities Act

☐           Other (describe)

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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